Exhibit 99.1

Clene Announces 1-for-20 Reverse Stock Split

SALT LAKE CITY, July 9, 2024 -- Clene Inc. (Nasdaq: CLNN) (along with its subsidiaries, “Clene”) and its wholly owned subsidiary Clene Nanomedicine Inc., a clinical-stage biopharmaceutical company focused on improving mitochondrial health and protecting neuronal function to treat neurodegenerative diseases, including amyotrophic lateral sclerosis (ALS) and multiple sclerosis (MS), today announced that it will effect a 1-for-20 reverse stock split at 12:01 a.m. Eastern Time, on July 11, 2024. Beginning with the opening of trading on July 11, 2024, Clene’s common stock will trade on the Nasdaq Capital Market on a split-adjusted basis under a new CUSIP number 185634201 and the Company’s existing trading symbol “CLNN.” The CUSIP number for the Company’s publicly traded warrants will not change.

The reverse stock split is intended to enable Clene to regain compliance with the $1.00 minimum closing bid price required for continued listing on the Nasdaq Capital Market.

At the 2024 Annual Meeting of Stockholders held on May 29, 2024, Clene’s stockholders approved the proposal to authorize Clene’s Board of Directors to file an amendment to Clene’s amended and restated certificate of incorporation (“Certificate of Incorporation”) to effect the reverse stock split at a ratio to be determined by the Board, ranging from 1-for-5 to 1-for-20. The specific 1-for-20 ratio was subsequently approved by Clene’s Board of Directors and the reverse stock split will be effected by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. No further action is required by any stockholders in connection with approving or effecting the reverse stock split.

The reverse stock split will affect all issued and outstanding shares of Clene’s common stock. At the effective time of the reverse stock split, the number of shares of common stock issued and outstanding will be reduced from approximately 128.7 million shares to approximately 6.4 million shares. All outstanding stock options, warrants, rights to restricted stock awards, convertible debt, and contingent earn-out shares entitling their holders to purchase or receive shares of Common Stock will be adjusted as a result of the reverse stock split, as required by the terms of each security. In addition, the number of shares reserved for issuance pursuant to the Company’s Amended 2020 Stock Plan will also be appropriately adjusted. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder's ownership percentage of Clene’s shares (except to the extent that the reverse stock split would result in some of the stockholders receiving cash in lieu of fractional shares). Stockholders will receive cash in lieu of fractional shares based on the closing price per share of Clene’s common stock as quoted on the Nasdaq Capital Market on July 10, 2024. The reverse stock split will not reduce the number of authorized shares of common stock or preferred stock or change the par values of Clene’s common stock (which will remain at $0.0001 per share) or preferred stock (which will remain at $0.0001 per share).

Equiniti Trust Company, LLC, (“Equiniti”) is acting as the exchange agent and transfer agent for the reverse stock split. Equiniti will provide instructions to stockholders with physical certificates regarding the process for exchanging their pre-split stock certificates for post-split shares in book-entry form and receiving payment for any fractional shares.

Additional information about the reverse stock split can be found in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 16, 2024. The Definitive Proxy Statement is available at www.sec.gov or at Clene’s website at invest.clene.com.

About Clene

Clene Inc., (Nasdaq: CLNN) (along with its subsidiaries, “Clene”) and its wholly owned subsidiary Clene Nanomedicine Inc., is a late clinical-stage biopharmaceutical company focused on improving mitochondrial health and protecting neuronal function to treat neurodegenerative diseases, including amyotrophic lateral sclerosis, Parkinson’s disease and multiple sclerosis. CNM-Au8® is an investigational first-in-class therapy that improves central nervous system cells’ survival and function via a mechanism that targets mitochondrial function and the NAD pathway while reducing oxidative stress. CNM-Au8 is a federally registered trademark of Clene Nanomedicine, Inc. The company is based in Salt Lake City, Utah, with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on X (formerly Twitter) and LinkedIn.

Forward Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Clene’s forward-looking statements include, but are not limited to, statements regarding the timing, consummation, and impact of the reverse stock split, the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement, and the actions of third parties, including Equiniti, with respect to the reverse stock split. In addition, any statements that refer to characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, the timing, consummation and impact of the reverse stock split, the Company’s ability to regain compliance with Nasdaq’s minimum bid price requirement and the actions of third parties, including Equiniti, may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include general market conditions, our ability to maintain compliance with Nasdaq’s continued listing standards, and other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Contacts:

Media Contact	Investor Contact
Ignacio Guerrero-Ros, Ph.D., or David Schull	Kevin Gardner
Russo Partners, LLC	LifeSci Advisors
Ignacio.guerrero-ros@russopartnersllc.com	kgardner@lifesciadvisors.com
David.schull@russopartnersllc.com	617-283-2856
(858) 717-2310